UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2017

IGNYTA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36344	45-3174872
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4545 Towne Centre Court

San Diego, California 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 255-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1. Base Salaries for Named Executive Officers. On January 5, 2017, the Compensation Committee of the Board of Directors (the “Committee”) of Ignyta, Inc. (the “Company”) established the base salaries to be paid to the Company’s named executive officers listed below (the “Named Executive Officers”), effective retroactively to January 1, 2017. In determining individual salaries, the Committee considered various factors, including an individual’s qualifications and relevant experience, the scope of the executive’s job responsibilities, individual contributions and performance, and the compensation levels of executives at similar companies. The following 2017 base salaries were established:

Name	Title	Base Salary
Jonathan Lim, M.D.	President and Chief Executive Officer	$537,000
Valerie Harding Start, Ph.D.	Senior Vice President, Chemistry, Manufacturing and Controls	$330,500

2. Bonuses Payable to Named Executive Officers. Also on January 5, 2017, the Committee approved cash bonuses to be paid to the Named Executive Officers. The bonuses related to such officers’ performance and the Company’s performance during 2016. The bonuses to be paid to the Named Executive Officers are as follows:

Name	Title	Amount of Bonus
Jonathan Lim, M.D.	President and Chief Executive Officer	$208,000
Valerie Harding Start, Ph.D.	Senior Vice President, Chemistry, Manufacturing and Controls	$84,840
Igor Bilinsky, Ph.D.	Former Senior Vice President, Research Operations, and General Manager, Immono-Oncology	$94,840

Dr. Bilinsky, whose employment with the Company ended on January 1, 2017, is to be paid his 2016 cash bonus under the terms of his severance agreement.

3. Option Grants. Also on January 5, 2017, the Committee granted options to purchase shares of common stock of the Company (“Options”) to the Named Executive Officers under the Company’s 2014 Incentive Award Plan (as amended, the “Plan”). The Options related to such officers’ performance and the Company’s performance during 2016. The number of Options received by each Named Executive Officer is as follows:

Name	Title	Number of Options Received
Jonathan Lim, M.D.	President and Chief Executive Officer	120,000
Valerie Harding Start, Ph.D.	Senior Vice President, Chemistry, Manufacturing and Controls	50,000

All of such Options have an exercise price per share of $5.60, which is equal to the fair market value of the common stock on the date of grant. All of such Options will initially be unvested and will vest as follows, subject in each case to the Named Executive Officer’s continued employment with the Company: one-fourth of the original number of shares subject to the options shall vest on January 5, 2018, and 1/48th of the original number of shares subject to the award shall vest on each monthly anniversary thereafter. The options may also be subject to accelerated vesting pursuant to the terms of the Company’s Severance and Change in Control Severance Plan.

4. Annual Cash Bonus Targets. Also on January 5, 2017, the Committee set the target percentages for determining annual bonuses for the Named Executive Officers for 2017, expressed as a percentage of the applicable executive officer’s annual base salary. The target percentages for determining annual bonuses are as follows, which are the same as the 2016 fiscal year:

Title	Annual Cash Bonus Target
President and Chief Executive Officer	50%
Chief Operating Officer	40%
Other Executive Officers	35%

The target represents a target cash bonus amount, eligibility for all or a portion of which will be subject to (i) the applicable Named Executive Officer’s achievement of performance objectives, determined annually by the Committee, and (ii) the discretion of the Committee to approve bonus amounts that are higher or lower than the stated target.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGNYTA, INC.

Dated: January 11, 2017	By:	/s/ Jonathan E. Lim, M.D.
	Name:	Jonathan E. Lim, M.D.
	Title:	President and Chief Executive Officer